UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PRIMO WATER CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Date-June 17, 2024

To: All Primo Water Associates

From: Robbert Rietbroek-CEO

This morning we announced that we have reached a definitive agreement to combine Primo Water Corporation with BlueTriton Brands Inc., creating a leading publicly traded North American Pure-Play Healthy Hydration Company. We are hosting a conference call to discuss the transaction this morning at 8:00 a.m. ET.  For details on how to join, please see below.

BlueTriton’s leading portfolio of brands has a rich heritage and provenance with North American consumers – with some brands operating since the mid-1800s. This portfolio includes two billion-dollar brands in Pure Life and Poland Spring, which have built a wide consumer following over their rich histories. In addition to branded retail water, BlueTriton also offers ReadyRefresh, one of the leading beverage direct, or home and office delivery services in North America.

By combining Primo Water and BlueTriton, we will create a leading North American platform which combines complementary businesses across various channels, formats, geographies and usage occasions. We will compete in the large and growing water and beverage category which is benefiting from consumers’ increasing focus on health and wellness, which we believe expands the reach of overall beverage consumption. The combination will have a leading set of brands to solve hydration needs across diverse channels, all-day usage occasions and in a range of convenient water formats and offerings. The combined company’s shareholder value proposition will be a powerful combination of sustainable revenue growth, strong free cash flow and shareholder returns. We will continue to target sustainability efforts in the beverage category. The companies have shared goals in stewardship, community engagement and energy efficiency.

I am very pleased to announce that I will serve as the CEO for the combined company, David Hass will become the new CFO, and Robert Austin, COO of BlueTriton, will become the new COO.  Dean Metropoulos, current Chairman of BlueTriton, who has over 40 years of extensive experience owning and operating successful food and beverage businesses, will serve as Non-Executive Chairman of the Board.

I am committed to keeping you updated as this transaction progresses to close and additional information becomes available. For now, attached is an initial FAQ that will answer some of your immediate questions.

The agreement is expected to be completed in the first half of 2025. After closing, the combined company will continue to operate in Tampa, Florida and Stamford, Connecticut.

But for now, it is business as usual at Primo Water. We have results to deliver and need to continue to focus on providing the stellar service to our customers for which they are accustomed.  At the same time, the future is bright for our company, and I am so excited about leading you all into this next chapter!

Lastly, we would like to remind you of our Social Media Policy and that no Company employee is authorized to comment on the transaction unless they are an authorized spokesperson for the Company. This extends to any social media comments or posts.  As a Company employee, anything you post related to the company could be construed by the public as you acting as a spokesperson for the Company. If you have any questions about something you are considering posting or speaking about, please refer to our Social Media Policy or reach out to our investor relations team.

CONFERENCE CALL DETAILS

Primo Water and BlueTriton will host a joint conference call to discuss the transaction, to be simultaneously webcast, today, June 17, 2024, at 8:00 a.m. Eastern Time. Participants will include Dean Metropoulos, incoming Chairman of the Board of the combined company, Robbert Rietbroek, incoming CEO of the combined company, and David Hass, incoming CFO of the combined company.

A question-and-answer session will follow management’s presentation. To participate, please call the following numbers:

North America: 1-888-644-6392
International: 1-416-764-8659
Conference ID: 68576339

This is a live, listen-only dial-in telephone line.

A slide presentation and live audio webcast will be available through Primo Water’s website at www.primowatercorp.com. The conference call will be recorded and archived for playback on the investor relations section of the website.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions (the “Transactions”) between Primo Water Corporation (“Primo Water”) and BlueTriton Brands Inc. (“BlueTriton”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale, or exchange would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. In Canada, no offering of securities shall be made except by means of a prospectus in accordance with the requirements of applicable Canadian securities laws or an exemption therefrom.

In connection with the contemplated Transactions, Primo Water intends to file a management information circular and proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities containing important information about the Transactions and related matters. Additionally, Primo Water will file other relevant materials in connection with the Transactions with applicable securities regulatory authorities, including the SEC. INVESTORS AND SECURITY HOLDERS OF Primo Water ARE URGED TO CAREFULLY READ THE ENTIRE MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS) WHEN SUCH DOCUMENT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. The Primo Water management information circular and proxy statement will be mailed to Primo Water shareholders, as well as be accessible on the EDGAR and SEDAR+ profile of Primo Water. Investors and security holders of Primo Water will be able to obtain a free copy of the management information circular and proxy statement, as well as other relevant filings containing information about Primo Water and the proposed Transactions, including materials that will be incorporated by reference into the management information circular and proxy statement, without charge, at the SEC website (www.sec.gov), the SEDAR+ website (www.sedarplus.ca) or from Primo Water’s investor relations website (https://primowatercorp.com/investors/).

Participants in Solicitation

Primo Water and BlueTriton and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Transactions. Information regarding Primo Water’s directors and executive officers and their ownership of Primo Water securities is set forth in Primo Water’s filings with the SEC, including its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 28, 2024 under the heading “Security Ownership of Directors and Management”.  To the extent such person’s ownership of Primo Water’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding those persons and other persons who may, under SEC rules, be deemed participants in the proposed Transactions will be set forth in the management information circular and proxy statement for the proposed Transactions, when available. Other information regarding the participants in the Primo Water proxy solicitation and a description of their direct and indirect interests in the proposed Transactions, by security holdings or otherwise, will be contained in such management information circular and proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents as described in the preceding paragraph.

Safe Harbor Statements

This communication contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this communication include, but are not limited to, statements regarding the estimated or anticipated future results of the combined company following the proposed Transactions, the anticipated benefits and strategic rationale of the proposed Transactions, including estimated synergies and capital expenditure rates, forecast performance metrics of the combined company, the ability of BlueTriton and Primo Water to complete the proposed Transactions on the terms described herein, or at all, the expected timing of completion of the proposed Transactions and related transactions, receipt of regulatory, court, and stock exchange approvals, and other statements that are not historical facts. The forward-looking statements are based on Primo Water and BlueTriton’s current expectations, plans and estimates. Primo Water and BlueTriton believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (i) the ability of the parties to successfully complete the Transactions on anticipated terms and timing, including obtaining required shareholder and regulatory approvals and the satisfaction of other conditions to the completion of the proposed Transactions, (ii) risks relating to the integration of Primo Water and BlueTriton’s operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the Transactions will not be realized or will not be realized within the expected timeframe, (iii) risks relating to the businesses of Primo Water and BlueTriton and the industries in which they operate and the combined company will operate following the proposed Transactions, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions, (v) risks related to disruption of management’s time from ongoing business operations due to the proposed Transactions (vi) the risk of any litigation relating to the proposed Transactions, and (vii) the risk that the proposed Transactions and their announcement could have an adverse effect on the ability of Primo Water and BlueTriton to retain and hire key personnel.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Primo Water’s Annual Report on Form 10-K for the year ended December 30, 2023, and subsequent Quarterly Reports on Form 10-Q, the proxy statement on Schedule 14A discussed above and other documents filed by Primo Water from time to time, which are available on the SEC website (www.sec.gov), the SEDAR+ website (www.sedarplus.ca) and Primo Water’s investor relations website (https://primowatercorp.com/investors/).  These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and based on information available at that time. Primo Water and BlueTriton assume no obligation and do not intend to update or revise any of these statements considering new information, future events, or otherwise, except as expressly required by applicable law. Neither BlueTriton nor Primo Water gives any assurance that expectations will be achieved.